Exhibit 1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 12, 2011

Dear Commissioners:

I have read the statements made by Interplay Entertainment Corp. and Subsidaries, which I understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated April 12, 2011.  I agree with the statements concerning my Firm in such Form 8-K.

Very truly yours,

Jeffrey S. Gilbert, C.P.A.